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                                                                    EXHIBIT 99.1


[MERIDIAN RESOURCE CORPORATION LOGO]                                 [NEWS LOGO]


       THE MERIDIAN RESOURCE CORPORATION ANNOUNCES CLOSING OF OFFERING OF 13,800,000 SHARES OF COMMON STOCK INCLUDING EXERCISE OF OVER-ALLOTMENT OPTION

Houston, Texas - August 4, 2004 - The Meridian Resource Corporation (NYSE: TMR) announced today the closing of the previously announce offering of 13,800,000 shares of its common stock at $7.25 per share, including the full exercise of the underwriters' over-allotment option. Settlement of the shares issued in the offering has occurred today, as a condition to closing on August 3, 2004 was not satisfied until after the close of market.

Approximately $46.8 million of the net proceeds will be used by the Company to repay borrowings under its senior secured credit agreement, which will increase funds available for the Company to accelerate planned capital expenditures for drilling activities and related pipeline construction. In addition, approximately $49.3 million of the net proceeds has been used to repurchase all of the 7,082,030 shares of the Company's common stock currently beneficially owned by Shell Oil Company.

Friedman, Billings, Ramsey & Co., Inc. served as sole book-running and joint lead manager and A.G. Edwards & Sons, Inc. served as joint lead manager for the offering. The final prospectus supplement relating to this public offering has been filed with the Securities and Exchange Commission. Additionally, copies of the final prospectus supplement for this offering may be obtained from the offices of Friedman, Billings, Ramsey & Co. Inc. at 1001 19th Street N, Arlington, Virginia 22209 and from the offices of A.G. Edwards & Sons, Inc. at One North Jefferson St. Louis, Missouri 63103.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under securities law of any such state.


SAFE HARBOR STATEMENT AND DISCLAIMER
Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices. These and other risks are described in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and Form 10-Q.
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The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas in Louisiana, Texas, and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic technology to analyze prospects, define risk, and target high-potential wells for exploration and development. Meridian is headquartered in Houston, Texas, and has a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR."
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                                                   FOR MORE INFORMATION CONTACT:
                                                  John Collins at (281)-597-7000
                             Meridian Resource Corporation Website: www.tmrc.com



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1401 Enclave Parkway, Suite 300  o  Houston, Texas 77077  o  (281) 597-7000   o   Fax (281) 558-5744   o www.tmrc.com
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